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                                                                    Exhibit 11.1


                        Computation of Earnings per Share


                                                          Three months ended
                                                     ---------------------------
                                                      January 28,    February 2,
                                                         1996           1997
                                                     ------------   ------------
Primary Earnings per Common and
   Common Equivalent Share:

   Average Market Price                              $      15.85   $      16.77

   Weighted average common shares
     outstanding during period                          7,655,581      7,676,610

   Common Stock Equivalents -
     Common Stock Options                                  85,657         76,442
                                                     ------------   ------------

   Weighted average common and
     common equivalent shares                           7,741,238      7,753,052
                                                     ============   ============

   Net earnings for period - unaudited               $  1,359,936   $  1,914,129
                                                     ============   ============

   Primary earnings per share                        $        .18   $        .25
                                                     ============   ============


Fully Diluted Earnings per Common and
   Common Equivalent Share:

   Greater of average market price or
     closing market price                            $      15.85   $      19.50

   Weighted average common shares
     outstanding during period (from above)             7,655,581      7,676,610

   Common Stock Equivalents - Common
     Stock Options                                         85,657         92,125
                                                     ------------   ------------

   Fully diluted weighted average
     common and common equivalent shares                7,741,238      7,768,735
                                                     ============   ============

   Net earnings for the period - unaudited           $  1,359,936   $  1,914,129
                                                     ============   ============

   Fully diluted earnings per share                  $        .18   $        .25
                                                     ============   ============




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